Exhibit 99.1

Protective Life Corporation
Post Office Box 2606
Birmingham, AL 35202
205-268-1000

FOR IMMEDIATE RELEASE

PROTECTIVE CLOSES $800 MILLION OF DEBT OFFERINGS

AND THE REPURCHASE OF SURPLUS NOTES

Protective Life Corporation (“Protective”) (NYSE: PL) confirmed today that on October 9, 2009 it closed on offerings of $400 million of its senior notes due in 2019, $100 million of its senior notes due in 2024, and $300 million of its senior notes due in 2039, for an aggregate principal amount of $800 million.

Protective used the net proceeds to purchase $800 million of newly issued surplus notes from its indirect wholly-owned insurance subsidiary, Golden Gate Captive Insurance Company (“Golden Gate”). Golden Gate concurrently purchased at a discount $800 million in aggregate principal amount of its floating rate surplus notes held by third parties.  The repurchase transactions are expected to result in an estimated pre-tax gain of $126 million, or $0.94 per diluted share, to be recognized in the fourth quarter of 2009.

Golden Gate is a special purpose wholly-owned subsidiary established for the purpose of securitizing statutory reserves related to level premium term life insurance produced by Protective Life Insurance Company and its subsidiaries.  As a result of these repurchase transactions, Protective is the sole holder of Golden Gate surplus notes.

Banc of America Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC were joint book-running managers for the 2019 and 2039 notes.  Banc of America Securities LLC and Wells Fargo Securities, LLC were joint book-running managers for the 2024 notes.

Additional details about the debt offerings may be found in Protective’s Prospectus Supplements dated October 6, 2009 and October 7, 2009, copies of which may be obtained from the company’s web site at www.protective.com.

Protective Life Corporation provides financial services through the production, distribution and administration of insurance and investment products throughout the

United States.  During 2008 it had revenues of approximately $2.5 billion and as of December 31, 2008 had assets of approximately $39.5 billion.

Forward-Looking Statements

This release includes “forward-looking statements” which express expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Company cannot give assurance that such statements will prove to be correct. The factors which could affect the Company’s future results include, but are not limited to, general economic conditions and the following known risks and uncertainties: the Company is exposed to the risks of natural disasters, pandemics, malicious and terrorist acts that could adversely affect the Company’s operations; the Company operates in a mature, highly competitive industry, which could limit its ability to gain or maintain its position in the industry and negatively affect profitability; a ratings downgrade or other negative action by a ratings organization could adversely affect the Company; the Company’s policy claims fluctuate from period to period resulting in earnings volatility; the Company’s results may be negatively affected should actual experience differ from management’s assumptions and estimates which by their nature are imprecise and subject to changes and revision over time; the use of reinsurance, and any change in the magnitude of reinsurance, introduces variability in the Company’s statements of income; the Company could be forced to sell investments at a loss to cover policyholder withdrawals; interest rate fluctuations could negatively affect the Company’s spread income or otherwise impact its business, including, but not limited to, the volume of sales, the profitability of products, investment performance, and asset liability management; equity market volatility could negatively impact the Company’s business, particularly with respect to the Company’s variable products, including an increase in the rate of amortization of DAC and estimated cost of providing minimum death benefit and minimum withdrawal benefit guarantees relating to the variable products; insurance companies are highly regulated and subject to numerous legal restrictions and regulations, including, but not limited to, restrictions relating to premium rates, reserve requirements, marketing practices, advertising, privacy, policy forms, reinsurance reserve requirements, acquisitions, and capital adequacy, and the Company cannot predict whether or when regulatory actions may be taken that could adversely affect the Company or its operations; changes to tax law or interpretations of existing tax law could adversely affect the Company, including, but not limited to, the demand for and profitability of its insurance products and the Company’s ability to compete with non-insurance products; the Company may be required to establish a valuation allowance against its deferred tax assets, which could materially adversely affect the Company’s results of operations, financial condition and capital position; financial services companies are frequently the targets of litigation, including, but not limited to, class action litigation, which could result in substantial judgments, and the Company, like other financial services companies, in the ordinary course of business is involved in litigation and arbitration; publicly held companies in general and the financial services industry in particular are sometimes the target of law enforcement investigations and the focus of increased regulatory scrutiny; the Company’s ability to maintain competitive unit costs is dependent upon the level of new sales and persistency of existing business, and a change in persistency may result in higher claims and/or higher or more rapid amortization of deferred policy acquisition costs and thus higher unit costs and lower reported earnings; the Company’s investments, including, but not limited to, the Company’s invested assets, derivative financial instruments and commercial mortgage loan portfolio, are subject to market, credit, and regulatory risks, and these risks could be heightened during periods of extreme volatility or disruption in financial and credit markets; the Company may not realize its anticipated financial results from its acquisitions strategy, which is dependent on factors such as the availability of suitable acquisitions, the availability of capital to fund acquisitions and the realization of assumptions relating to the acquisition; the Company is dependent on the performance of others, including, but not limited to, distributors, third-party administrators, fund managers, reinsurers and other service providers, and, as with all financial services companies, its ability to conduct business is dependent upon consumer confidence in the industry and its products; the Company’s reinsurers could fail to meet assumed obligations, increase rates, or be subject to adverse developments that could affect the Company, and the Company’s ability to compete is dependent on the availability of reinsurance, which has become more costly and less available in recent years, or other substitute capital market solutions; the success of the Company’s captive reinsurance program and related marketing efforts is dependent on a number of factors outside the control of the Company, including, but not limited to, continued access to capital markets, a favorable regulatory environment, and the overall tax position of the Company; computer viruses or network security breaches could affect the data processing systems of the Company or its business partners, and could damage the Company’s business and adversely affect its financial condition and results of operations; the Company’s ability to grow depends in large part upon the continued availability of capital, which has been negatively impacted by regulatory action and the volatility and disruption in the capital and credit markets, and may be negatively impacted in the future by an increase in guaranteed minimum death and withdrawal benefit related policy liabilities in variable products resulting from negative performance in the equity markets, and future marketing plans are dependent on access to the capital markets through securitization; new GAAP and statutory accounting rules or changes to existing GAAP and statutory accounting rules could negatively impact the Company; the Company’s risk management policies and procedures may leave it exposed to unidentified or unanticipated risk, which could negatively affect our business or result in losses; capital and credit market volatility or disruption could adversely impact the Company’s financial condition or results from operations in several ways, including but not limited to the following: causing market price and cash flow variability in the Company’s fixed income portfolio, defaults on principal or interest payments by issuers of the Company’s fixed income investments, other than temporary impairments of the Company’s fixed income investments; adversely impacting the Company’s ability to efficiently access the capital markets to finance its reserve, capital and liquidity needs; difficult conditions in the economy generally, including severe or extended economic recession, could adversely affect the Company’s business and results from operations; and there can be no assurance that the actions of the U.S. Government or other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve their intended effect; the Company may not be able to protect its intellectual property and may be subject to infringement claims; the Company could be adversely affected by an inability to access its credit facility; the amount of statutory capital the Company has and must hold to maintain its financial strength and credit ratings and meet other requirements can vary significantly and is sensitive to a number of factors; and the Company operates as a holding company and depends on the ability of its subsidiaries to transfer funds to it to meet its obligations and to pay dividends. Please refer to Part I, Item 1A, Risk Factors and Cautionary Factors that may Affect Future Results of the Company’s most recent Form 10-K and Part II, Item 1A, Risk Factors, of the Company’s most recent Form 10-Q for more information about these factors.

CONTACT:

Eva Robertson

Vice President, Investor Relations

(205) 268-3912